EXHIBIT 99.1

BEND, Ore., June 19, 2018 /PRNewswire/ -- EVIO Inc. ("EVIO" or the "Company"), (EVIO), a leading provider of cannabis testing and scientific research for the regulated cannabis industry in North America, is pleased to announce that Felipe Campusano has joined EVIO's board of directors, as independent director.

Mr. Campusano graduated from The University of Toronto Faculty of Pharmacy in 2006. Concurrent with the day he received his Ontario license, Campusano purchased his first pharmacy in a remote location of Northern Ontario. Over the course of the last twelve years Felipe has accumulated interest in over 50 pharmacies across Canada.

Mr. Campusano is a founding partner and current President of Liver Care Canada, a multidisciplinary network of leading healthcare specialists dedicated to the highest level of care for patients with liver disease. Over the course of three years he has guided the company to over fifteen sites across Ontario and is currently pursuing expansion into additional provinces. Liver Care Canada has helped with the treatment of tens of thousands of patients with various kinds of liver disease.

Mr. Campusano is also the founding partner of Cannabis Care Canada, whose name was changed to National Access Cannabis Medical when fifty-one percent was sold to National Access Cannabis (NAC) corporation, a publicly traded company, in 2018. He currently sits on the Board of Directors of National Access Cannabis.

"When dealing with medications, accuracy and appropriateness as well as both the patients and healthcare practitioners confidence in that accuracy and appropriateness are fundamental. I believe EVIO can have a very important role to play and I look forward to helping in any way I can," said Felipe Campusano.

"We are pleased to welcome Felipe to join our board and look forward to his contributions," said William Waldrop, CEO of EVIO.  "He's been very successful operating Canadian pharmacies and his insight into the cannabis industry will be valuable to our business environment, including our new Bioscience division. Felipe's expertise in pharmaceutical business management will strengthen EVIO's ability to generate partnerships with medical and healthcare providers. He has disrupted the pharmaceutical industry with major expansions and with his guidance we look to rapidly grow our presence in Canada."

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About EVIO Inc.

EVIO Inc. is a leading provider of cannabis testing and scientific research for the regulated cannabis industry. The Company's EVIO Labs division operates coast-to-coast providing state-mandated ancillary services to ensure the safety and quality of the nation's cannabis supply.  EVIO is on track to have 18 of its state-of-the-art testing facilities by year-end 2018.

For more information, visit www.eviolabs.com.

Safe Harbor Statement

Any statements in this press release that are not statements of historical fact maybe considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.eviolabs.com.

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